                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights," "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated January 7, 1998 included in this Registration Statement (Form N-1A No. 33-45328 and 811-06554) of Alliance North American Government Income Trust, Inc.


                             /s/ Ernst & Young LLP

                             ERNST & YOUNG LLP

New York, New York
February 26, 1998




































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